EXHIBIT 11(A)

                              Accountant's Consent
                              --------------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 32 (the "Amendment") to this Registration Statement on Form N-1A of our report dated January 19, 1996 relating to the financial statements and financial highlights of the series of Principal Preservation Portfolios, Inc. known as the Government Portfolio, Tax-Exempt Portfolio, S&P 100 Plus Portfolio, Dividend Achievers Portfolio and Select Value Portfolio, which financial statements and financial highlights also are incorporated by reference into the Amendment from Principal Preservation's 1995 Annual Report to Shareholders. We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the headings "Counsel and Independent Accountants" and "Experts" in the Statement of Additional Information included as parts of the Amendment.



                                                             ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
February 29, 1996